STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of January 11, 2016 by and between the person set forth on Exhibit A attached hereto (the “Investor”) and B-Scada, Inc., a Delaware corporation (the “Company”).

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Investor the aggregate number of shares, par value $0.0001 per share, of common stock of the Company (the “Common Stock”) set forth opposite the name of such Investor on Exhibit A hereto for the aggregate purchase price set forth opposite the Investor’s name on Exhibit A hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1.

Definitions.

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.  In addition, any partner or member, as the case may be, of the Investor shall be deemed to be an Affiliate of the Investor.

“By-laws” means the by-laws of the Company in effect on the date hereof, as the same may be amended from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company in effect on the date hereof, as the same may be amended from time to time.

“Claims” has the meaning set forth in Section 4.5.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Condition of the Company” means the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Company.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Financial Statements” has the meaning set forth in Section 4.8.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

 “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“Orders” has the meaning set forth in Section 4.2.

“Patents” means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Permits” has the meaning set forth in Section 4.6.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

 “Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

 “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Stock Equivalents” means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of Common Stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to Common Stock or such other capital stock.

 “Shares” has the meaning set forth in Section 2.1.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.  Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

ARTICLE II

SALE OF SECURITIES

2.1 Sale of Securities.

Subject to the terms and conditions of this Agreement, at the Closing, the Investor agrees to purchase, and the Company agrees to issue and sell to the Investor, the number of shares of Common Stock (the “Shares” or the “Securities”) set forth opposite the name of such Investor on Exhibit A for the aggregate purchase price set forth opposite the Investor’s name on Exhibit A (the “Purchase Price”).  The Investor shall pay the entire Purchase Price for the Securities at the Closing by check or wire transfer of immediately available funds.

ARTICLE III

CLOSING DATES, DELIVERY

3.1 Closing Date; Location.

The closing of the purchase by the Investor of the Securities under this Agreement shall be held by an exchange of documents by overnight mail and e-mail on the date of this Agreement (the “Closing”), or at such time and place upon which the parties hereto shall mutually agree. The date of the Closing is hereinafter referred to as the “Closing Date.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrant to the Investor as follows:

4.1 Corporate Existence and Power.

The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Condition of the Company and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company is required to qualify as a foreign corporation or other entity therein, and the Company does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.  The Company does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions referred to in clause (c) above.

4.2 Authorization; No Contravention.

The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, “Orders”) of any Governmental Authority against, or binding upon, the Company.

4.3 Governmental Authorization; Third Party Consents.

No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Shares) by, or enforcement against, the Company of this Agreement or the transactions contemplated hereby.

4.4 Binding Effect.

This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

4.5 Litigation.

There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, “Claims”) pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company nor is the Company aware that there is any basis for any of the foregoing, that if adversely determined would be material to the Condition of the Company.  The foregoing includes, without limitation, Claims pending or, to the Knowledge of the Company, threatened or any basis therefor Known by the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.  No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement.

4.6 Compliance with Laws.

(a)  The Company is in compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company in all material respects.  To the Company’s Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company from, or otherwise materially adversely effect the Company in, conducting its business in any jurisdiction in which it now conducts or proposes, to conduct its business.

(b)  The Company has all material licenses, permits and approvals of any Governmental Authority (collectively, “Permits”) that are necessary for the conduct of the business of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

(c)   The Company has taken all action necessary to terminate the registration of its common stock under the Exchange Act and currently has no reporting obligations thereunder.

4.7 Financial Statements.

The Company has made available to each Investor (a) the audited  financial statements of the Company (balance sheet and statements of operations, cash flow and stockholders’ equity, together with the notes thereto) for the fiscal year ended October 31, 2014 which contains the report of Cowan, Gunteski & Co., P.A and (b) the unaudited financial statements of the Company as of July 31, 2015 and for the three and nine months then ended (collectively, the “Financial Statements”) The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present in all material respects the financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated in accordance with GAAP, subject in the case of the unaudited interim statements, to normal year-end adjustments.

4.8 No Material Adverse Change; Ordinary Course of Business.

Since October 31, 2015:

(a) There has not been any undisclosed material adverse change in the Condition of the Company;

 (b) the Company has not participated in any transaction material to the Condition of the Company or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders, except out of the earnings of the Company;

(c) the Company has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business;

 (d) the Company has not created or assumed any Lien on a material asset of the Company;

(e) the Company has not entered into any Contractual Obligation, other than in the ordinary course of business; and

(f) there has not occurred a material change in the Company’s accounting principles or practice except as required by reason of a change in GAAP.

4.9 Private Offering.

No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Shares.  Subject to the accuracy of the representations made by the Investor in Article V of this Agreement, no registration of the Shares, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the Shares.  The Company agrees that either it, nor anyone acting on its behalf, shall offer to sell the Shares or any other securities of the Company so as to require the registration of the Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Shares or other securities are so registered.

4.10 Broker’s, Finder’s or Similar Fees.

There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

4.11 Disclosure.

(a)   This Agreement and the documents and certificates furnished to the Investor by the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

(b)   There is no fact that the Company has not disclosed to the Investor in writing which materially adversely affects, or insofar as the Company can reasonably foresee could materially adversely affect, the Condition of the Company or the ability of the Company to perform its obligations under this Agreement or any document contemplated hereby.

4.12 Subsidiaries.

The Company does not own, directly or indirectly, any capital stock, other equity securities or any other proprietary interest in any corporation, partnership, Limited Liability Company, association or other Person. The Company is not a participant in any joint venture, partnership or similar arrangement.

4.13 Capitalization.

On the Closing Date, immediately prior to giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 100,000,000 shares of Common Stock, $.0001 par value per share, of which 27,243,414 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares are issued and outstanding.

On the Closing Date there will be no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company’s capital stock, (ii) any Stock Equivalents or (iii) any other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company’s capital stock or any Stock Equivalents or other securities of the Company.  The Shares are duly authorized, and when issued and sold to the Investors after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens.  All of the issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company with respect to the purchase of the Securities by such Investor as of the date of this Agreement as follows:

5.1 Experience.

The Investor has such knowledge and experience in financial, tax, and business matters so as to enable Investor to evaluate the risks and merits of an investment in the Common Stock.

5.2 Investment.

The Investor is acquiring the Securities for investment for Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Securities.  Investor is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the certificates representing the Securities will bear restrictive legends.

5.3 No Public Market.

The Investor understands that only a limited public market now exists for the common stock issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

5.4 Risk of Loss.

The Investor is financially able to bear the economic risk of an investment in the Securities, including a total loss of investment. Investor has adequate means of providing for the Investor’s current needs and has no need for liquidity in its investment in the Company and has no reason to anticipate any material change in its financial condition in the foreseeable future. The Investor understands that neither the Commission nor any other U.S. federal or state agency has reviewed the proposed offering of the Securities or made any finding or determination of fairness of the offering of the Securities or any recommendation or endorsement of such investment.

5.5 No Advertising.

The Investor acknowledges that it has not received any information regarding the offering of the Securities or any invitation to attend any seminar or meeting held by the Company, through any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

5.6 Governmental Consents.

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Investor is required in connection with (i) the execution, delivery and performance of this Agreement, (ii) the purchase of the Securities, and (iii) the consummation by the Investor of the transactions contemplated by this Agreement.

5.7 Broker’s Fees and Commissions.

Neither the Investor nor any of the Investor’s officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

5.8 Accredited Investor.

The Investor is an accredited investor as such term is defined in Rule 501(a) promulgated by the Commission under the Securities Act.

ARTICLE VI

CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to issue the Securities to the Investor at the Closing is, at the option of the Company, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

6.1 Correct Representations and Warranties.

The representations and warranties made by the Investor in Article V shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) when made and at and on the Closing Date with the same force and effect as if they had been made at and on such date.

6.2 Delivery of Purchase Price.

The Company shall receive, by check or wire transfer of immediately available funds to an account designated in writing by the Company the entire Purchase Price for the Securities purchased by the Investor.

ARTICLE VII

CONDITIONS TO CLOSING

The Investor’s obligation to purchase the Securities at the Closing is, at the option of such Investor, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

7.1 Condition of the Investor.

The representations and warranties made by the Company in Article IV shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) when made and at and on the Closing Date with the same force and effect as if they had been made at and on such date. The Company shall deliver to the Investor certificates for the Securities purchased by such Investor.

7.2 Condition of the Company.

The representations and warranties made by the Investor in Article V shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) when made and at and on the Closing Date with the same force and effect as if they had been made at and on such date. The Investor shall deliver to the Company the Purchase Price for the Securities purchased by the Investor.

ARTICLE VIII

MISCELLANEOUS

8.1 Governing Law; Jurisdiction.

This Agreement shall be governed in all respects by the laws of the State of Florida without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any court of competent subject matter jurisdiction sitting in Florida.  Each of the parties hereto by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the exclusive personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 8.5 hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

8.2 Survival.

All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until January 31, 2016.

8.3. Successors and Assigns.

The provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties to this Agreement.

8.4. Entire Agreement; Amendment.

This Agreement and the other documents delivered pursuant to this Agreement at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.5 Notices, etc.

All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission or otherwise delivered by hand or by messenger, addressed to the parties as follows (or at such other address as any such party shall have furnished to the other parties hereto in writing):

If to the Company: B-Scada, Inc. 9030 West Fort Island Trail Building 9 Crystal River, Florida 34429 Attention: Ron DeSerranno e-mail:rdeserranno@b-scada.com	With a copy to: Jay Weil, Esq., 27 Viewpoint Road Wayne, New Jersey 07470 Facsimile: 973-633-5072
If to the Investor: The address of the Investor set forth on Exhibit A attached hereto

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after registration or certification thereof, (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed telex or facsimile, on the day sent (if a business day) if sent during normal business hours of the recipient, and if not, then on the next business day.

8.6 Delays or Omissions.

Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to the Company or any other parties hereto or their respective successors or assigns, upon any breach or default by another party hereto under this Agreement shall impair any such right, power or remedy of the Company or such other party or their respective successors or assigns, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; provided, however, that this Section 8.6 shall not be interpreted to extend the date or time for any right, privilege or option beyond that expressly set forth elsewhere in this Agreement.

Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

8.7 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

8.8 Severability.

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

8.9 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

8.10 Construction.

The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. The word “including” shall mean including without limitation and is used in an illustrative sense rather than a limiting sense. Terms used with initial capital letters will have the meanings specified, applicable to singular and plural forms, for all purposes of this Agreement. Reference to any gender will be deemed to include all genders and the neutral form.

8.11 Incorporation of Exhibits and Schedules.

The Exhibits and Schedules, if any, identified in this Agreement are incorporated herein by reference and made a part hereof.

8.12 Further Assurances.

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonable request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

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The foregoing Securities Purchase Agreement is hereby executed as of the date first above written.

B-SCADA, INC.

By: /s/ Ronald DeSerranno

Name:  Ronald DeSerranno

Title:    Chief Executive Officer

YORKMONT CAPITAL MANAGEMENT, LLC

By: /s/ Graeme P. Rein

Name:  Graeme P. Rein

Title:    Managing Member-Yorkmont Capital

Management, LLC

General Partner to Yorkmont Capital Partners, LP

EXHIBIT A

INVESTOR

Investor	Purchase Price	Shares Purchased
Yorkmont Capital Partners, LP 2313 Lake Austin Blvd., Suite 202 Austin, Texas 78703	$670,000	3,350,000